EXHIBIT 99.3

                      [LOGO OF AMERICAN EXPRESS COMPANY]

                                     2006
                           FOURTH QUARTER/FULL YEAR
                              EARNINGS SUPPLEMENT






       THE ENCLOSED SUMMARY SHOULD BE READ IN CONJUNCTION WITH THE TEXT AND STATISTICAL TABLES INCLUDED IN AMERICAN EXPRESS COMPANY'S (THE "COMPANY" OR "AXP") FOURTH QUARTER EARNINGS RELEASE.

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      THIS PRESENTATION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES AND SPEAK ONLY AS OF THE DATE ON
      WHICH THEY ARE MADE. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS
      TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS, INCLUDING
      THE COMPANY'S FINANCIAL AND OTHER GOALS, ARE SET FORTH ON PAGES 55-56 IN THE COMPANY'S 2005 ANNUAL REPORT TO SHAREHOLDERS AND IN ITS 2005 ANNUAL REPORT ON FORM 10-K, AND OTHER REPORTS, ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.
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                           AMERICAN EXPRESS COMPANY
                              FOURTH QUARTER 2006
                                  HIGHLIGHTS

o Fourth quarter diluted EPS from continuing operations of $0.76 increased 27% versus $0.60 last year. Net revenues rose 13%. For the trailing 12 months, return on equity (ROE) was 35%.

     - 4Q `06 Income from continuing operations included:
       -- A $68MM ($42MM after-tax) gain related to the rebalancing of our Travelers Cheque and gift card investment portfolio to lengthen average maturities in order to better match the expected timing of the redemption of outstanding Travelers Cheque and Gift Card products, as referenced below;
       -- $52MM of tax benefits related principally to certain foreign losses and the finalization of state tax returns; and -- A substantial benefit within the U.S. Card Services ("USCS") segment, reflecting the higher write-offs last year related to increased bankruptcy filings resulting from the October 17, 2005 bankruptcy legislation, partially offset by loan and spending volume growth.

     - 4Q '05 Income from continuing operations included a $60MM tax benefit primarily related to the finalization of state tax returns.

     - 4Q '06 and 4Q '05 Income from continuing operations also included $64MM ($42MM after-tax) and $65MM ($42MM after-tax), respectively, of reengineering costs related to restructuring efforts primarily in our business travel, operations and technology activities.

     - On September 30, 2005, the Company completed the distribution of all of the outstanding shares of Ameriprise Financial, Inc. (formerly American Express Financial Advisors) to its shareholders. This non-cash distribution was tax-free to the Company's shareholders. During 3Q `05, the Company also sold its Tax and Business Services ("TBS") business. In addition, in 2Q '06, the Company completed the sale of its international banking operations in Brazil to Banco Bradesco S.A. The operating results, gain or loss on the sales, and assets and liabilities related to businesses spun-off and sold are included in discontinued operations in the consolidated financial statements.
       -- 4Q '06 results reflected $3MM of expense from discontinued operations, primarily related to an adjustment to the Brazilian banking business sale, versus $6MM of expense last year.
       -- Including discontinued operations, diluted EPS on a net income basis of $0.75 increased 27% versus last year.

     - During 4Q `06, the Company increased its Return on Equity target to
       33 to 36%. The new target represents an increase from the prior range of 28 to 30%, which was increased in 2005 in anticipation of the spin-off of Ameriprise, from the 18 to 20% level that had been in effect since 1993. The new ROE target reflects the unique financial characteristics of the American Express spend-centric model and its success in capturing the spending of affluent consumers, small businesses and corporate Cardmembers. The Company's other on average and over time financial targets of at least 8% revenue growth and 12 to 15% earnings per share growth, remain unchanged.

o Compared with the fourth quarter of 2005:

     - Worldwide billed business of $153.5B increased 16% on continued strong growth within both the proprietary and network businesses. A comparatively weaker U.S. dollar resulted in a 2% benefit within the reported worldwide growth rate;

     - Worldwide total cards in force of 78.0MM increased 10%, up 7.0MM from last year and 1.5MM during 4Q `06, as proprietary and network card growth remained strong;

     - Worldwide average spending per proprietary basic card in force increased 7% versus last year despite the suppressing effect of substantial card additions over the past few years;

     - Worldwide lending balances of $43.3B on an owned basis increased 31%;
       on a managed basis, worldwide lending balances of $63.5B were up 17%; and

     - Underlying card credit quality continued to be well controlled and reserve coverage ratios remained strong.

o Additional items of note included:

     - Marketing, promotion, rewards and cardmember services costs increased 10% versus 4Q '05, reflecting higher marketing and promotion expenses and greater rewards costs. Marketing expenses continued to reflect relatively high levels of spending related to various business-building initiatives, but lower costs versus last year related to the Company's ongoing global "My Life, My Card (SM)" advertising campaign, which was in a more active phase during 2005. The higher rewards costs continued to reflect volume growth, a higher redemption rate, and strong cardmember loyalty program participation.

     - Total provisions for losses and benefits increased 10% versus 4Q '05, reflecting growth in business volumes and the loan portfolio, a larger merchant-related provision and higher interest-rate related costs within the investment certificates business, partially offset by the negative impact in 4Q '05 of the October, 2005 U.S. bankruptcy legislation.

                           AMERICAN EXPRESS COMPANY
                              FOURTH QUARTER 2006
                                  HIGHLIGHTS

     - The Company's reengineering initiatives delivered in excess of $450MM of additional benefits this quarter, including significant carry-over benefits from certain initiatives begun in prior periods. Revenue-related reengineering activities continue to drive a significant portion of the total benefits, representing more than 35% of the benefits delivered in 4Q '06.

     - The 14% increase in human resources expense in 4Q `06 reflects the impact of merit increases and larger incentive, benefit and severance-related costs, partially offset by a relatively flat level of employees versus 4Q `05.

       -- Compared with last year, the total employee count of 65,400 decreased by 300 employees or less than 1%; compared with last quarter, the employee count increased 1,200 or 2%.

     - Rising interest rates continued to negatively impact results as interest expense rose 36% and international banking-related spreads narrowed.

     - During 4Q `06, the Company executed a rebalancing program to better align the maturity profile of the Travelers Cheque and Gift Card investment portfolio with its business liquidity needs. Certain call features in some of the municipal bonds within the portfolio were expected to accelerate their redemptions, which would cause anticipated total bond proceeds in certain years to exceed the business' forecasted liquidity needs. The Company sold bonds with anticipated maturities in years in which proceeds would exceed business needs and reinvested the principal into longer term securities, resulting in a gain of $68MM ($42MM after-tax) in the USCS segment.

     - In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans
       - an amendment of the FASB Statements No. 87, 88, 106, and 132(R)" ("SFAS No. 158"), which requires the funded status of pension and other postretirement plans to be recorded on the balance sheet as of December 31, 2006, with a corresponding offset, net of tax, to be recorded in accumulated other comprehensive income (loss) within shareholders' equity. This did not result in an immediate charge to earnings as the previously unrecognized gains or losses will be amortized prospectively as a net periodic pension expense in future periods. The adoption of SFAS No. 158's balance sheet requirements at December 31, 2006 resulted in a reduction to shareholders' equity of $396MM, net of tax.

o During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

  In our proprietary business we:

     - Launched the Starwood Preferred Guest(R) Business Credit Card, incorporating programs and services tailored specifically to the small business owner, including the OPEN Savings(SM) program and employee spend management tools. Simultaneously, we enhanced and relaunched the Starwood Preferred Guest(R) Credit Card for consumers, enabling Cardmembers to take advantage of greater benefits and richer rewards.

     - Introduced the American Express SimplyCash (SM) Business Card offering automatic cash-back rewards for small business owners through monthly rebates within the Cardmembers' statements. Cardmembers receive 5% cash back each month on gas, office supplies and wireless charges, and 1% cash back on nearly all other purchases, with no spending limits or caps and no annual fee.

     - Launched the First Collection, a new collection of premium partners and offers exclusively available to American Express Platinum(R) and Centurion(R) Cardmembers through the Membership Rewards(R) program. The First Collection offers a rich array of luxurious rewards in four distinct categories: lifestyle, jewelry, watches and travel. It is the first time that the Membership Rewards program offers targeted rewards and partners specifically for premium Cardmembers.

     - Enhanced the OPEN Savings(R) Program with the inclusion of two new technology partners, Gateway and Symantec. OPEN Savings provides small business owners with automatic savings virtually every time they use an American Express Business Card at one of its merchant partners.

     - Acquired Harbor Payments, an Atlanta-based technology provider which delivers industry-leading e-invoicing and e-payments capabilities, helping companies eliminate paper invoice processing and making their supply chains more efficient. This acquisition supports our launch of a suite of innovative S2S(SM), or "source-to-settle" electronic solutions, designed to help companies drive greater levels of cost savings while improving control and compliance requirements. American Express began marketing these solutions to corporations in the United States in January 2007, with plans to expand on a global basis.

     - Announced an agreement in conjunction with the United States Golf Association (USGA), making American Express the USGA's first corporate partner in the Association's 112-year history. American Express will deliver benefits to Cardmembers across a broad range of golf experiences, including providing an exclusive opportunity to purchase otherwise sold-out tickets to the 2007 US Open(R), exclusive access to some of the USGA's championships, and exclusive access to play U.S. Open courses.

     - Launched the Event Ticket Protection Plan, a new benefit available to consumer and business Gold, Platinum(R) and Centurion(R) Cardmembers at no extra cost to the Cardmember. American Express will reimburse Cardmembers for the cost of tickets purchased with their eligible Card to virtually any event in the U.S. if they are unable to use the tickets due to various covered incidents, such as medical emergency and the cancellation of the event by the venue.

                           AMERICAN EXPRESS COMPANY
                              FOURTH QUARTER 2006
                                  HIGHLIGHTS


     - Launched an "Intelligent Online Marketplace" for travel and related business services, powered by Rearden Commerce. This web-based marketplace brings together inventory from more than 135,000 suppliers to provide a one-stop-shop for consumers to find, purchase, and manage both traditional travel (flights, hotel stays and car rentals) and other services, such as airport parking, dining, ground transportation, event tickets, package shipping and audio/web conferencing. American Express has taken a minority equity stake in the company and will name an executive to join the board.

     - Announced a global, multi-year strategic partnership in which eFunds, a company that delivers innovative payment processing and information intelligence solutions, will provide processing services for the American Express portfolio of prepaid cards. eFunds' prepaid card processing expertise will provide American Express with increased flexibility, greater capacity, and enhanced functionality to handle the increasing sales and transaction volume within its prepaid card business.

     - Launched new lines of personalized Gift Cards, including the American Express Gift Cards Especially for Kids, Especially for Teens and Especially for Birthdays, as well as provided enhanced special offers for American Express Gift Card and Gift Cheque recipients.

     In our Global Network Services ("GNS") business we:

     - Launched the first American Express-branded corporate card in China, issued by Industrial Commercial Bank of China ("ICBC"). The ICBC Corporate American Express Card, available in standard and gold, is a dual currency card which helps corporations manage and streamline business processes, identify opportunities for cost savings, and give better support to employees during business travel.

     - Signed an agreement with InterBanco, the leading privately-owned bank in Paraguay, under which InterBanco will issue American Express branded products in the local market and acquire new establishments for the American Express merchant network. This partnership is the first of its kind between American Express and a Paraguayan financial institution.

     - Announced an agreement with Garanti Bank to become the exclusive issuer of the American Express Centurion line of cards in Turkey, including the American Express Card(R), the American Express Gold(R) Card, and for the first time in the market, a local currency Platinum(R) Card. As part of the partnership agreement Garanti will exclusively manage the merchant network as well as sign new merchants in Turkey to accept American Express cards at their establishments.

     - Launched a new airline co-brand card in Argentina with Banco RIO and LAN Argentina. The RIO LANPASS American Express card enables Cardmembers to earn free miles on the LANPASS airline loyalty program and to fly to destinations around Argentina and all over the world.

     - Launched two new innovative credit card products in Honduras and Guatemala with Credomatic. The first, issued with La Cumbre Colonial, a supermarket chain in Honduras targeted at affluent consumers, offers cardmembers discounts on purchases at the chain's stores.
       The second, issued with Corporacion Multi-Inversiones and La Pradera malls in Guatemala offers rebates for various purchases at Credomatic-affiliated establishments.

     - Launched the first Banco Galicia platinum American Express card in Argentina.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2006 OVERVIEW
                                 CONSOLIDATED

          (Preliminary)

                             STATEMENTS OF INCOME
                                 (GAAP BASIS)
         (millions)
                                                                             Quarters Ended             Percentage
                                                                             December 31,               Inc/(Dec)
                                                                        --------------------------    ---------------
                                                                               2006          2005
                                                                               ----          ----
         Net Revenues:
            Discount revenue                                                 $3,458        $3,096            12%
            Cardmember lending finance charge revenue, net of interest          990           703            41
            Net card fees                                                       479           518            (8)
            Travel commissions and fees                                         450           435             3
            Other commissions and fees                                          654           630             4
            Securitization income, net                                          347           295            18
            Other investment and interest income, net of interest               265           279            (5)
            Other                                                               565           424            33
                                                                             ------        ------
                  Total *                                                     7,208         6,380            13
                                                                             ------        ------

         Expenses:
            Marketing, promotion, rewards and cardmember services             1,734         1,581            10
            Human resources                                                   1,336         1,177            14
            Provisions for losses and benefits:
                Charge card                                                     277           290            (4)
                Cardmember lending                                              484           415            17
                Investment certificates and other                               130           108            20
                                                                             ------        ------
                  Total                                                         891           813            10
             Professional services                                              807           714            13
             Occupancy and equipment                                            405           390             4
             Interest                                                           338           249            36
             Communications                                                     116           115             1
             Other                                                              358           382            (6)
                                                                             ------        ------
                  Total                                                       5,985         5,421            10
                                                                             ------        ------

         Pretax income from continuing operations                             1,223           959            28
         Income tax provision                                                   298           208            43
                                                                             ------        ------
         Income from continuing operations                                      925           751            23
         Loss from discontinued operations, net of tax                           (3)           (6)          (50)
                                                                             ------        ------
         Net income                                                            $922          $745            24
                                                                             ======        ======

         EPS-Basic
             Income from continuing operations                                $0.77         $0.61            26
                                                                             ======        ======
             Loss from discontinued operations                                $   -        ($0.01)            #
                                                                             ======        ======
             Net Income                                                       $0.77         $0.60            28
                                                                             ======        ======

         EPS-Diluted
             Income from continuing operations                                $0.76         $0.60            27
                                                                             ======        ======
             Loss from discontinued operations                               ($0.01)       ($0.01)            -
                                                                             ======        ======
             Net Income                                                       $0.75         $0.59            27
                                                                             ======        ======


       * On a managed basis, 4Q '06 total revenues of $7.4B include the U.S. Card Services managed adjustments excluding provision, as referenced on page 12, totaling $212MM.
         Note: Amounts herein reflect certain reclassifications as noted in the Company's Form 8-K, filed with the SEC, dated April 5, 2006. # Denotes variance of more than 100%.

     - 4Q `06 Income from continuing operations included:
       -- A $68MM ($42MM after-tax) gain relating to the rebalancing of our Travelers Cheque and Gift Card investment portfolio to lengthen average maturities in order to better match the expected timing of the redemption of outstanding Travelers Cheque and Gift Card products, as previously referenced;
       -- $52MM of tax benefits related principally to certain foreign losses and the finalization of state tax returns; and -- A substantial benefit within USCS reflecting the higher write-offs last year related to increased bankruptcy filings resulting from the October, 2005 bankruptcy legislation, partially offset by loan and spending volume growth.

     - 4Q '05 Income from continuing operations included a $60MM tax benefit primarily related to the finalization of state tax returns.

     - 4Q '06 and 4Q '05 Income from continuing operations also included $64MM ($42MM after-tax) and $65MM ($42MM after-tax), respectively, of reengineering costs related to restructuring efforts primarily in our business travel, operations and technology activities.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2006 OVERVIEW
                                 CONSOLIDATED

o    Net Income including discontinued operations increased 24% to $922MM.
     - The 4Q '06 expense from discontinued operations was $3MM after-tax versus $6MM of expense last year.

o SHARE REPURCHASES: During 4Q '06, 18MM shares were repurchased versus 16MM shares in 3Q '06 and 4MM shares in 4Q '05. We repurchased a higher level of shares during 4Q `06 versus 4Q '05 after activity was reduced last year due to the impact of the September 30, 2005 spin-off of Ameriprise. Since the inception of repurchase programs in December 1994, 605MM shares have been acquired under cumulative Board authorizations to repurchase up to 770MM shares, including purchases made under agreements with third parties.

                                                                                     Millions of Shares
                                                                        ---------------------------------------------
     -    AVERAGE SHARES:                                                 4Q `06          3Q `06           4Q `05
                                                                          ------          ------           ------
           Basic                                                          1,196            1,202            1,232
                                                                          =====            =====            =====
           Diluted                                                        1,224            1,227            1,258
                                                                          =====            =====            =====
     -    ACTUAL SHARE ACTIVITY:
           Shares outstanding - beginning of period                       1,204            1,216            1,239
           Repurchase of common shares                                      (18)             (16)              (4)
           Employee benefit plans, compensation and other                    13                4                6
                                                                          -----            -----            ------
           Shares outstanding - end of period                             1,199            1,204            1,241
                                                                          =====            =====            =====

o CAPITAL RETURNED TO SHAREHOLDERS: Including share repurchases and dividends, during 4Q '06 and for the full year we returned 84% and 93%, respectively, of capital generated to shareholders. On a cumulative basis, since 1994, we have returned 69% of capital generated.

o CONSOLIDATED NET REVENUES: Consolidated net revenues increased 13%, reflecting increases versus last year of 18% within USCS, 6% within International Consumer & Global Corporate Services ("ICGCS") and 20% within Global Network & Merchant Services ("GNMS"). Net revenues increased due to higher discount revenues, increased cardmember lending finance charge revenue, net of interest, higher other revenues, greater securitization income, net, higher other commissions and fees and greater travel commissions and fees, partially offset by lower net card fees and other investment and interest income, net of interest. Translation of foreign currency benefited the net revenue growth rate by 1%. A reclassification of certain card acquisition-related costs, as described within the net card fees discussion on page 7, suppressed consolidated net revenue growth by approximately 1%.

o CONSOLIDATED EXPENSES: Consolidated expenses increased 10%, reflecting increases versus last year of 13% within USCS, 8% in ICGCS, and 21% within GNMS. Expense growth reflected higher human resources expense, greater marketing, promotion, rewards and cardmember services costs, higher professional services expenses, greater interest expense, higher provisions for losses and benefits and increased occupancy and equipment costs, partially offset by lower other operating expenses. Translation of foreign currency contributed 1% to the expense growth rate.

o PRE-TAX MARGIN: Was 17.0% in 4Q '06 compared with 19.8% in 3Q '06 and 15.0% in 4Q '05.

o EFFECTIVE TAX RATE: Was 24% in 4Q '06 versus 29% in 3Q '06 and 22% in 4Q '05. The 4Q '05 tax rate reflects a $60MM benefit primarily related to the finalization of state tax returns. The 4Q '06 rate reflects $52MM of tax benefits principally related to certain foreign losses and the finalization of state tax returns.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2006 OVERVIEW
                                 CONSOLIDATED

o DISCOUNT REVENUE: A 16% increase in billed business, partially offset by the relatively faster GNS billed business growth and higher cash-back rewards costs, yielded a 12% increase in discount revenue.
     - The average discount rate* was 2.55% in 4Q `06 and 4Q '05 versus 2.57% in 3Q `06.
        --As indicated in prior quarters, selective repricing initiatives, continued changes in the mix of business and volume-related pricing discounts will likely result in some erosion of the average discount rate over time.

                                                          Quarters Ended                 Percentage
                                                           December 31,                  Inc/(Dec)
                                                  --------------------------------      -------------
                                                      2006               2005
                                                      ----               ----
       Card billed business* (billions):
         United States                              $109.7              $96.9                13%
         Outside the United States                    43.8               35.7                23
                                                    ------             ------
         Total                                      $153.5             $132.6                16
                                                    ======             ======

       Total cards in force (millions):
         United States                                48.1               43.0                12
         Outside the United States                    29.9               28.0                 7
                                                    ------             ------
         Total                                        78.0               71.0                10
                                                    ======             ======

       Basic cards in force (millions):
         United States                                37.1               32.8                13
         Outside the United States                    25.4               23.2                 9
                                                    ------             ------
         Total                                        62.5               56.0                12
                                                    ======             ======

       Average basic cardmember spending**
         United States                              $3,214             $3,094                 4
         Outside the United States                  $2,436             $2,092                16
         Total                                      $2,985             $2,778                 7


     * For additional information about billed business and discount rate calculations, please refer to the Fourth Quarter/Full Year 2006 Earnings Release, American Express Company Selected Statistical Information pages.
    ** Proprietary card activity only.

     - WORLDWIDE BILLED BUSINESS: The 16% increase in worldwide billed business reflected a 12% increase in USCS, a 14% increase in ICGCS, and a 67% increase in GNS partner volume. Worldwide average spend per proprietary basic card grew by 7% and basic cards in force grew by 12%.
       -- U.S. billed business was up 13% reflecting growth of 11% within our consumer card business, a 15% increase in small business spending and an 11% improvement in Corporate Services volumes.
          - Spending per proprietary basic card in force increased 4%.
          - U.S. non-T&E-related volume categories (which represented approximately 71% of 4Q `06 U.S. billed business) grew 14%, while T&E volumes rose 10%.
          - U.S. airline-related volume, which represented approximately
            8% of total U.S. volumes during the quarter, increased 7% due to a 5% increase in transactions and a 2% higher average airline charge.

       -- Adjusting for the impact of foreign exchange translation:
          - Worldwide billed business and spending per proprietary basic card in force increased 14% and 6%, respectively.
          - Total billed business outside the U.S. rose 16%, reflecting solid double-digit proprietary growth in Europe and Canada, single digit growth in Asia Pacific and a decline in Latin America. Excluding the impact of the 2Q '06 card operations sale in Brazil and the 3Q '06 sales in Malaysia and Indonesia, Latin America and Asia also exhibited double-digit proprietary growth.
          - Within our proprietary business, billed business outside the U.S. reflected 6% growth in consumer and small business spending, as well as 15% growth in Corporate Services volumes. Excluding the impact of the sales, total proprietary growth outside the U.S. was 13%.
          - Spending per proprietary basic card in force outside the U.S. rose 10%.
          - Worldwide airline volumes, which represented approximately
            11% of total volumes during the quarter, increased 8% on 7% growth in transactions and a 1% increase in the average airline charge.

     - TOTAL CARDS IN FORCE: Rose 10% worldwide due to an increase of 9% in USCS, a 2% decline in ICGCS and a 39% increase in GNS. Continued robust card acquisitions within both the proprietary and GNS activities, as well as continued solid average customer retention levels, drove these results. The sale of our card activities in Brazil in 2Q `06, and Malaysia and Indonesia in 3Q '06, resulted in the transfer of 1.5MM cards from ICGCS to GNMS, suppressing ICGCS', and increasing GNMS', respective growth rates. In addition, the cancellation of 0.5MM low performing, retail-related co-brand cards in France in 4Q '06 also suppressed the GNMS growth rate.
       - 1.3MM and 200K net cards were added during the quarter in the U.S. and the non-U.S. businesses, respectively.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2006 OVERVIEW
                                 CONSOLIDATED

o CARDMEMBER LENDING FINANCE CHARGE REVENUE, NET OF INTEREST: Increased 41% on 30% growth in average worldwide lending balances on an owned basis and a higher portfolio yield.

     - Annualized net finance charge revenue as a percentage of average loans in the worldwide owned portfolio was 9.8% in 4Q `06 versus 9.6% in 3Q '06 and 9.0% in 4Q `05. The increase versus last year reflects a lower proportion of the U.S. portfolio on promotional rates and increased finance charge rates, which were partially offset by rising funding costs.
     - Cardmember lending finance charge revenue is net of related interest of $359MM and $263MM in 4Q '06 and 4Q '05, respectively.

o NET CARD FEES: Decreased 8% as the benefit of card growth was offset by the reclassification of certain card acquisition-related costs, beginning prospectively July 1, 2006, from other operating expense to a reduction in net card fees. The reclassification had no effect on net income and is not included in the average fee per card calculation. The average annual fee per proprietary card in force was $35 in 4Q '06 and 4Q '05 versus $34 in 3Q '06.

o TRAVEL COMMISSIONS AND FEES: Increased 3% reflecting a 6% increase in travel sales, a moderately reduced level of corporate transactions and lower average revenue per transaction, due in part to the ongoing transition to online booking.

o OTHER COMMISSIONS AND FEES: Increased 4% on higher card-related assessment and service fees as well as higher conversion revenues.

o SECURITIZATION INCOME, NET: Increased 18% as a higher portfolio yield and a decrease in portfolio write-offs were partially offset by greater interest expense, due to a higher coupon rate paid to certificate holders, and a lower average securitization balance. Securitization income, net represents the non-credit provision components of the gains from securitization activities within the USCS segment, impairment charges, if any, of the related interest-only strip, excess spread related to securitized loans, net finance charge revenue on retained interests in securitized loans, and servicing income, net of related discounts or fees.

- Components of Securitization Income, Net:

                                                        Quarters Ended             Percentage
                                                         December 31,              Inc/(Dec)
                                                    ------------------------      -------------
                                                        2006         2005
                                                        ----         ----
         (millions)
           Excess spread*                               $246         $183              34%
           Servicing fees                                101          105              (4)
           Gains on sales from securitizations**           -            7               #
                                                        ----         ----
           Total securitization income                  $347         $295              18
                                                        ====         ====

         * Excess spread is the net positive cash flow from interest and fee collections allocated to the investor's interests after deducting the interest paid on investor certificates, credit losses, contractual servicing fees and other expenses.
        ** 2005 excludes $13MM of impact from cardmember loan sales reflected in credit provision.
         # Denotes variance of more than 100%.

     - During 4Q '06 there were no securitization issuances or maturities, therefore, net securitization gains, including the credit provision impacts from new issuances and maturities, did not have an impact on pre-tax income. The average balance of Cardmember lending securitizations was $20.2B in 4Q '06, compared with $20.9B in 4Q '05.

o OTHER INVESTMENT AND INTEREST INCOME, NET OF INTEREST: Decreased 5% reflecting lower portfolio yields.

     - Other investment and interest income is net of related interest of $124MM and $90MM in 4Q '06 and 4Q '05, respectively.

o OTHER REVENUES: Increased 33% primarily due to the aforementioned gain on the Travelers Cheque and Gift Card investment portfolio and higher insurance-related revenues.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 10%, reflecting the higher marketing and promotion expenses and greater rewards costs previously discussed.

o HUMAN RESOURCES EXPENSE: Increased 14% due to merit increases and larger incentive, benefit and severance-related costs, partially offset by a relatively flat level of employees versus 4Q '05.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2006 OVERVIEW
                                 CONSOLIDATED

o PROVISIONS FOR LOSSES AND BENEFITS: Increased 10% as the lending and other provision growth of 17% and 20%, respectively, were offset by a 4% decline in the charge provision. The increase in the lending provision was driven by increased loan volumes globally, partially offset by the favorable impact of lower bankruptcy-related charge offs and strong credit quality in the U.S. The investment certificate and other provision increased due to higher merchant-related reserves and higher interest rates on investment certificate balances. The decrease in the charge provision reflects a lower loss rate and improved results from collection activities.

      Overall credit quality continued to perform well. Reserve coverage ratios remained strong.

     - WORLDWIDE CHARGE CARD:*
       -- The loss ratio was unchanged versus last quarter, but declined from last year. Past due rates rose versus last year, but remained flat versus last quarter.

                                                    12/06              9/06               12/05
                                                    ------             -----              -----
          Net loss ratio as a % of charge volume     0.26%              0.26%              0.29%
          90 days past due as a % of receivables      1.8%               1.8%              1.6%

                                                    12/06              9/06               12/05
                                                    ------             -----              -----
          Total Receivables (billions)              $37.4              $35.0              $34.2
          Reserves (millions)                        $981               $947               $942
          % of receivables                            2.6%               2.7%               2.8%
          % of 90 day past due accounts               147%               149%               177%


     - WORLDWIDE LENDING:**
       -- The write-off rate declined versus last year, but increased versus last quarter. Past due levels rose versus last year, but decreased versus last quarter.

                                                    12/06               9/06              12/05
                                                    ------             -----              -----
              Net write-off rate                      4.0%               3.8%               4.2%
              30 days past due as a % of loans        2.7%               2.8%               2.5%

                                                    12/06               9/06              12/05
                                                    ------             -----              -----
              Total Loans (billions)                $43.3              $38.3              $33.1
              Reserves (millions)                   1,171             $1,126               $996
              % of total loans                        2.7%               2.9%               3.0%
              % of 30 days past due accounts           98%               106%               122%

            * There are no off-balance sheet Charge Card securitizations.
              Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis".

             ** All lending statistics are presented here on a GAAP or "Owned
              Basis". "Managed Basis" credit quality statistics are available in the Fourth Quarter 2006 Earnings Release on the Consolidated Selected Statistical Information pages. Credit trends are generally consistent under both reporting methods.

o PROFESSIONAL SERVICES EXPENSE: Rose 13% reflecting higher technology service fees, greater business and service-related volumes.

o OCCUPANCY AND EQUIPMENT EXPENSE: Rose 4% due to costs associated with higher business and service-related volumes.

o INTEREST EXPENSE: Rose 36% due to a higher effective cost of funds and greater receivable balances.

o COMMUNICATIONS EXPENSE: Increased 1%.

o OTHER EXPENSE: Decreased 6% due to the reclassification of certain card acquisition-related costs, as previously described in the net card fees discussion, partially offset by increased volume and technology related costs.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2006 OVERVIEW
                                 CONSOLIDATED

SUPPLEMENTAL INFORMATION - TANGIBLE COMMON EQUITY AND TOTAL ADJUSTED ASSETS

During the third quarter of 2006, the Company issued $750MM of 6.80% Subordinated Debentures due 2036 ("Subordinated Debentures"), which are automatically extendable until 2066 unless certain events occur prior to that date. In connection with the Subordinated Debentures, the Company has undertaken to disclose on a quarterly basis the amount of its "tangible common equity" and "total adjusted assets". The Company's consolidated tangible common equity amount as of the end of any fiscal quarter means the total shareholders' equity, excluding preferred stock, of the Company as reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet. The Company calculates total adjusted assets as of the end of any fiscal quarter as the sum of (i) total consolidated assets as reflected on the Company's balance sheet minus (ii) non-securitized Cardmember lending receivables (without deduction for reserves), which are set forth on the Company's balance sheet, plus (iii) managed (i.e., securitized and non-securitized) worldwide Cardmember lending receivables as reported by the Company for such fiscal quarter. As of December 31, 2006, the Company's tangible common equity was $9B and its total adjusted assets were $148B. As of December 31, 2006, the consolidated assets, as reflected on the Company's balance sheet, were $128B.


                               CORPORATE & OTHER

Net expense was $42MM in 4Q '06 compared with net expense of $52MM in 3Q '06 and $62MM in 4Q '05. The 4Q'06 expense includes $6MM ($4MM after-tax) of reengineering costs. The 4Q '05 expense reflects a $14MM tax benefit, $11MM ($7MM after-tax) of expense due to the consolidation of New York facilities, $10MM ($7MM after-tax) of reengineering costs related primarily to initiatives within our technology function, and $8MM after-tax of spin-off related expenses.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2006 OVERVIEW
                              U.S. CARD SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)


(Preliminary)

                                                                   Quarters Ended               Percentage
                                                                   December 31,                 Inc/(Dec)
(millions)                                                    --------------------------        -----------
                                                                 2006               2005
                                                                 ----               ----
Net Revenues:
   Discount revenue, net card fees and other                   $2,679             $2,401              12%
   Cardmember Lending:
     Finance charge revenue                                     1,018                685              49
     Interest expense                                             288                200              44
                                                               ------             ------
       Net finance charge revenue                                 730                485              51
    Securitization income, net                                    347                295              18
                                                               ------             ------
            Total                                               3,756              3,181              18
                                                                -----             ------

Expenses:
   Marketing, promotion, rewards and cardmember services        1,242              1,097              13
   Provision for losses                                           526                509               3
   Human resources and other operating expenses                 1,218              1,037              17
                                                               ------             ------
            Total                                               2,986              2,643              13
                                                               ------             ------
Pretax segment income                                             770                538              43
Income tax provision                                              235                124              90
                                                               ------             ------

Segment income                                                   $535               $414              29
                                                               ======             ======



                                                                   Quarters Ended                 Percentage
STATISTICAL INFORMATION                                            December 31,                   Inc/(Dec)
                                                              --------------------------        -----------
                                                                 2006                2005
                                                                 ----                ----
Card billed business (billions)                                 $90.8              $80.8              12%
Total cards in force (millions)                                  40.7               37.5               9
Basic cards in force (millions)                                  30.1               27.7               9

Average basic cardmember spending*                             $3,044             $2,945               3
Segment capital (billions)                                       $5.0               $5.1              (2)
Return on segment capital**                                      46.2%              38.9%              -

 * Proprietary cards only.
** Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

   - BILLED BUSINESS: The 12% increase in USCS billed business reflected a 3% increase in spending per proprietary basic card and 9% growth in basic cards in force.
     -- Within the U.S. consumer business, billed business grew 11%; small business volumes rose 15%.

   - TOTAL CARDS IN FORCE: Increased by 3.2MM, or 9%, versus last year on continued strong card acquisition activity and retention levels.


P&L DISCUSSION:

o NET INCOME: Increased 29% as net revenues increased 18% and expenses increased 13%. The 4Q `06 results include the previously mentioned $68MM ($42MM after-tax) gain related to the Travelers Cheque and Gift Card investment portfolio in addition to $26MM ($17MM after-tax) of reengineering costs.

     - PRE-TAX MARGIN: Was 20.5% in 4Q '06 versus 23.2% in 3Q '06 and 16.9% in 4Q `05.


     - EFFECTIVE TAX RATE: Was 31% in 4Q '06 compared to 29% in 3Q '06 and 23% in 4Q '05. The 4Q '05 tax rate reflects a $29MM tax benefit primarily related to the finalization of state tax returns.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2006 OVERVIEW
                              U.S. CARD SERVICES

o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: Increased 12%, largely due to higher billed business volumes and the Travelers Cheque and Gift Card investment portfolio gain.

o NET FINANCE CHARGE REVENUE: Increased 51% on 33% growth in average owned lending balances and a higher net portfolio yield.

     - Annualized net finance charge revenue as a percentage of average loans was 9.4% in 4Q '06 versus 9.2% in 3Q '06 and 8.4% in 4Q `05.

o SECURITIZATION INCOME, NET: Increased 18% as a higher portfolio yield and a decrease in portfolio write-offs were partially offset by greater interest expense, due to a higher coupon rate paid to certificate holders, and a lower average securitization balance.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Rose 13% due to increased marketing and promotion costs and higher volume-related rewards costs.

o PROVISION FOR LOSSES: Increased 3% as the impact of strong volume and loan growth were partially offset by a comparatively lower level of bankruptcy-related charge offs versus last year, improved collections and continued strong credit quality.

- CHARGE CARD: *
  -- The loss ratio decreased from both last year and last quarter.
     The past due rate increased versus last year, but decreased versus last quarter.

                                                                12/06               9/06            12/05
                                                               ------             ------           ------
              Total Receivables (billions)                      $20.6              $18.2           $19.2
              Net loss ratio as a % of charge volume             0.32%              0.33%           0.38%
              90 days past due as a % of total                    2.1%               2.3%            1.8%


- CARDMEMBER LENDING: **
  -- The write-off rate declined versus last year, but rose versus last quarter, reflecting the effect of last year's bankruptcy legislation. The past due rate increased versus last year, but remained flat versus last quarter.

                                                                12/06               9/06           12/05
                                                               ------             ------           ------
              Total Loans (billions)                            $33.6              $29.3           $24.8
              Net write-off rate                                  3.5%               3.1%            4.1%
              30 days past due as a % of loans                    2.7%               2.7%            2.3%

            * There are no off-balance sheet Charge Card securitizations.
              Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis".
           ** Owned basis. See page 13 for "Managed Basis" Cardmember lending information.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 17% due to higher interest expense, increased human resource expense, greater professional services expenses and generally higher volume-related and business-building costs.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2006 OVERVIEW
                              U.S. CARD SERVICES
MANAGED BASIS

For U.S. Card Services, the managed basis presentation reflects an increase to interest income recorded to enable management to evaluate tax exempt investments on a basis consistent with taxable investment securities. On a GAAP basis, interest income associated with tax exempt investments is recorded based on amounts earned. Accordingly, information presented on a managed basis assumes that tax exempt securities earned income at rates as if the securities produced taxable income with a corresponding increase in the provision for income taxes.

The managed basis presentation also assumes that there have been no off balance sheet securitization transactions, i.e., all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheets and income statements, respectively. For the managed basis presentation, revenue and expenses related to securitized cardmember loans are reflected in net card fees and other, net finance charge revenue, and credit provision. On a managed basis, there is no securitization income, net, as the managed basis presentation assumes no securitization transactions have occurred.

The Company presents U.S. Card Services information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Management also believes that use of a managed basis presentation presents a more accurate picture of the key dynamics of the cardmember lending business. Irrespective of the on and off balance sheet funding mix, it is important for management and investors to see metrics for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis. The Company does not currently securitize international loans.

On a GAAP basis, revenue and expenses from securitized cardmember loans are reflected in the Company's income statements in securitization income, net, fees and commissions, and credit provision for cardmember lending. At the time of a securitization transaction, the securitized cardmember loans are removed from the Company's balance sheet, and the resulting gain on sale is reflected in securitization income, net, as well as an impact to credit provision (credit reserves are no longer recorded for the cardmember loans once sold). Over the life of a securitization transaction, the Company recognizes servicing fees and other net revenues (referred to as "excess spread") related to the interests sold to investors (i.e. the investors' interests). These amounts are reflected in securitization income, net and fees and commissions. The Company also recognizes net finance charge revenue over the life of the securitization transaction related to the interest it retains (i.e. the seller's interest). At the maturity of a securitization transaction, cardmember loans on the balance sheet increase, and the impact of the incremental required loss reserves is recorded in credit provision.

As presented, in aggregate over the life of a securitization transaction, the pre-tax income impact to the Company is the same whether or not the Company had securitized cardmember loans or funded these loans through other financing activities (assuming the same financing costs). The income statement classifications, however, of specific items will differ.

The following information reconciles the GAAP basis presentation for certain USCS income statement line items to the managed basis presentation, where different:

                                                              Quarters Ended               Percentage
                                                              December 31,                 Inc/(Dec)
                                                       ----------------------------    -----------------
   (millions)                                               2006          2005
                                                            ----          ----

   o DISCOUNT REVENUE, NET CARD FEES AND OTHER:
       Reported for the period (GAAP)                    $ 2,679        $2,401                12%
       Securitization adjustments                             56            53
       Tax adjustments                                        53            56
                                                        --------      --------
       Managed discount revenue, net card fees
         and other                                        $2,788        $2,510                11
                                                        ========      ========

   o NET FINANCE CHARGE REVENUE:
       Reported for the period (GAAP)                      $ 730          $485                51
       Securitization adjustments                            450           518
                                                        --------      --------
       Managed net finance charge revenue                 $1,180        $1,003                18
                                                        ========      ========

   o SECURITIZATION INCOME, NET:
       Reported for the period (GAAP)                      $ 347           $295               18
       Securitization adjustments                           (347)          (295)
                                                        --------      --------
       Managed securitization income, net                  $   -        $    -                 -
                                                        ========      ========

   o PROVISION FOR LOSSES:
       Reported for the period (GAAP)                      $ 526         $ 509                 3
       Securitization adjustments                            153           287
                                                        --------      --------
       Managed provision for losses                        $ 679           796               (15)
                                                        ========      ========

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2006 OVERVIEW
                              U.S. CARD SERVICES

MANAGED P&L DISCUSSION

o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: Increased 11%, largely due to higher billed business volumes and the Travelers Cheque and Gift Card investment portfolio gain.

o NET FINANCE CHARGE REVENUE: Increased 18% on 16% growth in average managed lending balances and a higher net portfolio yield.

     - Annualized net finance charge revenue as a percentage of average loans was 9.2% in 4Q `06 versus 9.3% in 3Q '06 and 9.1% in 4Q `05.

o PROVISION FOR LOSSES: Declined 15% as the impact of strong volume and loan growth were more than offset by the comparatively lower level of bankruptcy-related charge offs versus last year, as well as improved collections and continued strong credit quality.

     - CARDMEMBER LENDING: *
       -- The write-off rate declined versus last year, but rose versus last quarter, reflecting the effect of last year's bankruptcy legislation. The past due rate increased versus last year, but remained flat versus last quarter.

                                                     12/06            9/06              12/05
                                                   ----------      ------------       -----------
     Total Loans (billions)                          $53.8            $49.5              $46.0
     Net write-off rate                                3.3%             3.0%               4.6%
     30 days past due as a % of loans                  2.6%             2.6%               2.3%

    *Managed basis.  There are no off-balance sheet Charge Card securitizations.
     Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis" as presented on page 11.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2006 OVERVIEW
                INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)

(Preliminary)
                                                                      Quarters Ended               Percentage
                                                                      December 31,                 Inc/(Dec)
                                                            ----------------------------------    -----------------
(millions)                                                          2006                 2005
                                                                    ----                 ----

Net Revenues:
   Discount revenue, net card fees and other                      $2,220               $2,115           5%
   Cardmember Lending:
     Finance charge revenue                                          329                  278          18
     Interest expense                                                116                   94          23
                                                                  ------               ------
       Net finance charge revenue                                    213                  184          16
                                                                  ------               ------
         Total                                                     2,433                2,299           6
                                                                  ------               ------
Expenses:
   Marketing, promotion, rewards and cardmember services             346                  321           8
   Provision for losses and benefits                                 316                  286          10
   Human resources and other operating expenses                    1,509                1,402           8
                                                                  ------               ------
         Total                                                     2,171                2,009           8
                                                                  ------               ------
Pretax segment income                                                262                  290         (10)
Income tax provision                                                  31                   57         (46)
                                                                  ------               ------
Segment income                                                      $231                 $233         ( 1)
                                                                  ======               ======


STATISTICAL INFORMATION                                               Quarters Ended                 Percentage
                                                                      December 31,                   Inc/(Dec)
                                                            ----------------------------------    -----------------
                                                                 2006                    2005
                                                                 ----                    ----
Card billed business (billions)                                 $51.2                   $45.1          14%
Total cards in force (millions)                                  22.3                    22.7          (2)
Basic cards in force (millions)                                  17.9                    18.0          (1)
Average basic cardmember spending*                             $2,874                  $2,534          13
Segment capital (billions)                                       $4.1                    $4.1           -
Return on segment capital**                                      20.9%                   23.2%          -

 * Proprietary cards only.
** Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

   - BILLED BUSINESS: The 14% increase in billed business reflects a 13% increase in spending per proprietary basic card and a 1% decrease in basic cards in force.
     -- Adjusting for the impacts of foreign exchange translation and the prior quarters' sales of our operations in Brazil, Malaysia and Indonesia, billed business and spending per proprietary basic card in force increased 13% and 7%, respectively, and all of AXP's major geographic regions experienced double digit growth.
        - International consumer and small business spending rose 11%; global corporate spending rose 14%.

   - TOTAL CARDS IN FORCE: Decreased 2% versus last year. Excluding the impact of 1.3MM proprietary cards in Brazil and 0.2MM proprietary cards in Indonesia and Malaysia transferred to GNMS in 2Q '06 and 3Q '06, respectively, cards in force rose 5%.

P&L DISCUSSION

o NET INCOME: Decreased 1% versus last year as net revenues rose 6% and expenses increased by 8%.

  - 4Q '06 included $28MM ($18MM after-tax) of reengineering costs, related principally to ongoing restructuring activities in the Corporate Travel business and international operations.

  - 4Q '05 included $54MM ($35MM after-tax) of reengineering costs, principally business travel-related.

  - PRE-TAX MARGIN: Was 10.8% in 4Q '06 versus 12.3% in 3Q '06 and 12.6% in 4Q `05.

  - EFFECTIVE TAX RATE: Was 12% in 4Q '06 versus 23% in 3Q '06 and 20% in 4Q '05. The 4Q '06 tax rate reflects benefits principally related to certain foreign losses.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2006 OVERVIEW
                INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES


o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: The increase of 5% versus 4Q '05 was driven primarily by the higher level of card spending, which was partially offset by decreased card-related fees due to the reclassification of certain card-related acquisition costs effective July 1, 2006, and a decline in other commissions and assessments. Growth was also suppressed by slow growth in travel commissions and fees, increased incentives for corporate clients associated with growth in corporate volumes, and the impact of the sales of card-related operations in Brazil, Malaysia and Indonesia.

o NET FINANCE CHARGE REVENUE: Increased 16% as 19% growth in average lending balances was partially offset by a lower net yield.

     - Annualized net finance charge revenue as a percent of average loans was 9.1% in 4Q '06 versus 8.9% in 3Q '06 and 9.4% in 4Q '05.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 8%, reflecting greater rewards costs, partially offset by a moderate reduction in marketing and promotion costs.

o PROVISION FOR LOSSES AND BENEFITS: Increased 10%, principally due to spending volume, as well as loan growth and higher investment certificate costs.

     - CHARGE CARD: *
       -- The loss ratio and past due amounts rose versus last year and last quarter.

                                                     12/06             9/06           12/05
                                                  ------------      -----------     -----------
        Total Receivables (billions)                 $16.3            $16.4           $14.5
        Net loss ratio as a % of charge volume        0.19%            0.18%           0.18%
        90 days past due as a % of total               1.4%             1.3%            1.3%

- CARDMEMBER LENDING:*
-- Past due and write-off rates rose versus last year, but decreased versus last quarter.

                                                     12/06             9/06           12/05
                                                  ------------      -----------     -----------
        Cardmember Loans (billions)                   $9.7             $9.0            $8.3
        Net write-off rate                             5.7%             5.9%            4.4%
        30 days past due as a % of loans               2.9%             3.1%            2.8%

             *There are no off-balance sheet Charge Card and currently
              no off-balance sheet international lending securitizations. Therefore, all credit quality statistics for the Charge Card and international lending portfolio are on an "Owned Basis".

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 8% as higher interest, human resources, and professional services expenses were partially offset by the previously discussed reclassification to revenues of certain card acquisition-related costs and the impact of the sales of card operations in Brazil, Malaysia and Indonesia.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2006 OVERVIEW
                      GLOBAL NETWORK & MERCHANT SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)

  (Preliminary)
                                                           Quarters Ended            Percentage
                                                           December 31,              Inc/(Dec)
                                                    ----------------------------    --------------
  (millions)                                            2006            2005
                                                        ----            ----
  Net Revenues:
     Discount revenue, fees and other                   $869            $725              20%

  Expenses:
     Marketing and promotion                             125             141             (11)
     Provision for losses                                 46              13               #
     Human resources and other operating expenses        401             319              26
                                                       -----           -----
       Total                                             572             473              21
                                                       -----           -----

  Pretax segment income                                  297             252              18
  Income tax provision                                    96              86              12
                                                       -----           -----
  Segment income                                        $201            $166              21
                                                       =====           =====


  # Denotes variance of more than 100%.



     STATISTICAL INFORMATION                               Quarters Ended            Percentage
                                                           December 31,              Inc/(Dec)
                                                    ----------------------------    --------------
                                                        2006            2005
                                                        ----            ----
  Global card billed business*(billions)              $153.5          $132.6              16%
  Segment capital (millions)                          $1,272          $1,316              (3)

  Return on segment capital**                           60.3%           49.2%              -

  Global Network Services:***
    Card billed business (billions)                    $11.5            $6.9              67
     Total cards in force (millions)                    15.0            10.8              39


  * Includes activities related to proprietary cards (including cash advances), cards issued under network partnerships, and certain insurance fees charged on proprietary cards.
 ** Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.
*** 4Q'06 Card billed business and total cards in force include $1.5B of billed business associated with the transfer of 1.3MM proprietary cards in Brazil in 2Q '06 and 0.2MM proprietary cards in Malaysia and Indonesia during 3Q '06 from ICGCS to GNS. Excluding these transfers, billed business grew 44% and cards in force grew 25%. In addition, GNS cards in force growth was suppressed by the cancellation during the quarter of 0.5MM low performing retail-related co-brand cards in France.

P&L DISCUSSION

o NET INCOME: Increased 21% on 20% revenue growth and a 21% increase in expenses. 4Q'06 included $4MM ($3MM after-tax) of reengineering costs, compared to $1MM ($1MM after-tax) in 4Q'05.

- PRE-TAX MARGIN:  Was 34.2% in 4Q '06 versus 39.3% in 3Q '06 and 34.8% in
  4Q `05.

- EFFECTIVE TAX RATE:  Was 32% in 4Q '06 and 3Q '06 versus 34% in 4Q '05.

o DISCOUNT REVENUE, FEES AND OTHER REVENUE: Increased 20%, reflecting growth in merchant-related fees, primarily from the 16% increase in global card billed business, as well as higher network partner-related revenues.

o MARKETING AND PROMOTION EXPENSES: Decreased 11%, reflecting a reduction in brand-related advertising costs versus last year when the "My Life, My Card(SM)" campaign was in a particularly active phase.

o PROVISION FOR LOSSES:  Increased due to higher merchant-related provisions.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 26% reflecting higher business volumes, and greater salary, incentive and benefit costs, partially offset by a larger interest expense credit related to internal transfer pricing which recognizes the merchant services' accounts payable-related funding benefit.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2006 OVERVIEW
                                 CONSOLIDATED

(Preliminary)
                             STATEMENTS OF INCOME
                                 (GAAP BASIS)
(millions)
                                                                              Years Ended              Percentage
                                                                              December 31,             Inc/(Dec)
                                                                        --------------------------    ---------------
                                                                           2006           2005
                                                                           ----           ----
         Net Revenues:
            Discount revenue                                            $12,978        $11,489              13%
            Cardmember lending finance charge revenue, net of interest    3,457          2,580              34
            Net card fees                                                 1,994          2,033              (2)
            Travel commissions and fees                                   1,778          1,780               -
            Other commissions and fees                                    2,555          2,375               8
            Securitization income, net                                    1,489          1,260              18
            Other investment and interest income, net of interest         1,078          1,055               2
            Other                                                         1,807          1,496              21
                                                                        -------        -------
                  Total                                                  27,136         24,068              13
                                                                        -------        -------

         Expenses:
            Marketing, promotion, rewards and cardmember services         6,516          5,841              12
            Human resources                                               5,065          4,829               5
            Provisions for losses and benefits:
                Charge card                                                 935          1,038             (10)
                Cardmember lending                                        1,623          1,349              20
                Investment certificates and other                           529            386              37
                                                                        -------        -------
                  Total                                                   3,087          2,773              11
            Professional services                                         2,710          2,308              17
            Occupancy and equipment                                       1,491          1,428               4
            Interest                                                      1,236            920              34
            Communications                                                  449            457              (2)
            Other                                                         1,254          1,264              (1)
                                                                        -------        -------
                  Total                                                  21,808         19,820              10
                                                                        -------        -------

         Pretax income from continuing operations                         5,328          4,248              25
         Income tax provision                                             1,599          1,027              56
                                                                        -------        -------
         Income from continuing operations                                3,729          3,221              16

         Income (loss) from discontinued operations, net of tax             (22)           513               #
                                                                        -------        -------
         Net income                                                      $3,707         $3,734              (1)
                                                                        =======        =======

         EPS-Basic
             Income from continuing operations                            $3.08          $2.61              18
                                                                        =======        =======
             Income (loss) from discontinued operations                  ($0.02)         $0.42               #
                                                                        =======        =======
             Net Income                                                   $3.06          $3.03               1
                                                                        =======        =======

         EPS-Diluted
             Income from continuing operations                            $3.01          $2.56              18
                                                                        =======        =======
             Income (loss) from discontinued operations                  ($0.02)         $0.41               #
                                                                        =======        =======
             Net Income                                                   $2.99          $2.97               1
                                                                        =======        =======

    # Denotes variance of more than 100%.
      Note: Amounts herein reflect certain reclassifications as noted in the Company's Form 8-K, filed with the SEC, dated April 5, 2006.

    - 2006 Income from continuing operations included:
      -- $177MM ($155MM after-tax) of gains related to the completion of the sale of our card and related operations in Brazil in 2Q'06 and in Malaysia and Indonesia in 3Q'06;
      -- $88MM ($40MM after-tax) of gains in 1Q'06 related to the completion of the sale of our stake in Egyptian American Bank ("EAB");
      -- $68MM ($42MM after-tax) of gains in 4Q `06 related to the rebalancing of our Travelers Cheque and Gift Card investment portfolio to better align its maturity profile with its business liquidity needs;
      -- $52MM of tax benefits in 4Q '06 related principally to certain foreign losses and the finalization of state tax returns;
      -- $174MM ($113MM after-tax) of total charges in 1Q'06 and 2Q'06 related to a higher redemption rate estimate within the U.S. and non-U.S. Membership Rewards reserves;
      -- A $72MM ($47MM after-tax) net reduction in 1Q'06 finance charge revenues and securitization income related to higher than anticipated cardmember completion of consumer debt repayment programs and certain associated payment waivers; and
      -- Higher provisions for credit losses in Taiwan due primarily to the impact of industry-wide credit issues within the market, which were offset by the favorable impact from lower early credit write-offs related to the October, 2005 bankruptcy legislation in the U.S., and lower costs related to Hurricane Katrina.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2006 OVERVIEW
                                 CONSOLIDATED

   - 2005 Income from continuing operations included:
     -- $239MM of tax benefits including the $60MM benefit related primarily to the previously discussed finalization of state tax returns in 4Q `05; and
     -- $192MM of benefits related to the resolution of IRS audits of previous years' tax returns, among other items;
     -- A $113MM ($73MM after-tax) benefit from the recovery of 9/11-related insurance claims in 2Q'05; and
     -- A $49MM ($37MM after-tax) provision in 3Q '05 to reflect the estimated costs related to Hurrican Katrina.

   - 2006 and 2005 Income from continuing operations also included $154MM ($100MM after-tax) and $286MM ($186MM after-tax), respectively, of reengineering costs related to restructuring efforts primarily in our business travel, operations, finance and technology areas.

o Net Income including discontinued operations decreased 1% to $3,707MM.
   - The 2006 loss from discontinued operations was $22MM after-tax versus the $513MM after-tax of income in 2005, which was primarily related to Ameriprise Financial, Inc. earnings prior to the spin-off.

o SHARE REPURCHASES: During 2006, 75MM shares were repurchased versus 34MM shares in 2005. We repurchased a higher level of shares during 2006 versus 2005 after activity was reduced due to the impact of the September 30, 2005 spin-off of Ameriprise.

                                                            Millions of Shares
                                                           --------------------
     -    AVERAGE SHARES:                                    2006       2005
                                                             ----       ----
           Basic                                            1,212       1,233
                                                            =====       =====
           Diluted                                          1,238       1,258
                                                            =====       =====
     -    ACTUAL SHARE ACTIVITY:
           Shares outstanding - beginning of period         1,241       1,249
           Repurchase of common shares                        (75)        (34)
           Employee benefit plans, compensation and other      33          26
                                                            -----       -----
           Shares outstanding - end of period               1,199       1,241
                                                            =====       =====

o CONSOLIDATED NET REVENUES: Consolidated net revenues increased 13%, reflecting increases versus last year of 17% within USCS, 6% within ICGCS and 15% within GNMS. Net revenues increased due to higher discount revenues, increased cardmember lending finance charge revenue, net of interest, greater other revenues, increased securitization income, net, higher other commissions and fees and higher other investment and interest income, net of interest, partially offset by lower net card fees and lower travel commissions and fees. Translation of foreign currency had a minimal impact on the net revenue growth rate. A reclassification of certain card acquisition-related costs, as described within the net card fees discussion on page 7, had a minimal impact on consolidated net revenue growth.

o CONSOLIDATED EXPENSES: Consolidated expenses increased 10%, reflecting increases versus last year of 13% within USCS, 6% in ICGCS, and 6% within GNMS. Expense growth reflected greater marketing, promotion, rewards and cardmember services costs, higher professional services expenses, increased interest expense, higher provisions for losses and benefits, greater human resources expenses and increased occupancy and equipment costs, partially offset by lower other expenses and lower communication costs. Translation of foreign currency had a minimal impact on the expense growth rate.

o PRE-TAX MARGIN: Was 19.6% in 2006 compared with 17.6% in 2005.

o EFFECTIVE TAX RATE: Was 30% in 2006 versus 24% in 2005. The lower tax rate in 2005 reflects benefits of $192MM from the resolution of IRS audits of previous years' tax return items and the $60MM benefit in 4Q
  '05 primarily related to the finalization of state tax returns, among other items. 2006 included a number of items previously discussed during the year which collectively did not have a significant impact on the effective tax rate.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2006 OVERVIEW
                                 CONSOLIDATED

o DISCOUNT REVENUE: A 16% increase in billed business, partially offset by a lower average discount rate, relatively faster GNS billed business growth and higher cash-back rewards costs, yielded a 13% increase in discount revenue.

     - The average discount rate* was 2.57% in 2006 versus 2.58% in 2005. --As indicated in prior quarters, selective repricing initiatives, continued changes in the mix of business and volume-related pricing discounts will likely continue to result in some erosion of the average discount rate over time.

                                                             Years Ended            Percentage
                                                             December 31,           Inc/(Dec)
                                                   -----------------------------  -------------
                                                       2006               2005
                                                       ----               ----
      Card billed business* (billions):
        United States                                $406.8             $354.6         15%
        Outside the United States                     154.7              129.8         19
                                                    -------            -------
        Total                                        $561.5             $484.4         16
                                                    =======            =======
      Average basic cardmember spending**
        United States                               $12,307            $11,660          6
        Outside the United States                    $8,691             $7,817         11
        Total                                       $11,201            $10,445          7

     * For additional information about billed business and discount rate calculations, please refer to the Fourth Quarter/Full Year 2006 Earnings Release, American Express Company Selected
       Statistical Information pages.
    ** Proprietary card activity only.

     - WORLDWIDE BILLED BUSINESS: The 16% increase in worldwide billed business reflected a 14% increase in USCS, a 15% increase in ICGCS, and a 48% increase in GNS partner volume. Worldwide average spend per proprietary basic card grew by 7% and basic cards in force grew by 12%. -- U.S. billed business was up 15% reflecting growth of 13% within our consumer card business, a 16% increase in small business spending and a 14% improvement in Corporate Services volumes.
           - Spending per proprietary basic card in force increased 6%.
           - U.S. non-T&E-related volume categories (which represented approximately 68% of 2006 U.S. billed business) grew 15%, while T&E volumes rose 12%.
           - U.S. airline-related volume, which represented approximately
             10% of total U.S. volumes during the year, increased 13% due to a 4% increase in transactions and a 9% higher average airline charge.
        -- Adjusting for the impact of foreign exchange translation:
           - Worldwide billed business and spending per proprietary basic card in force increased 15% and 7%, respectively.
           - Total billed business outside the U.S. rose 17%, reflecting solid double-digit proprietary growth in all regions except for Latin America. Excluding the impact of the sale in Brazil, Latin
             America also exhibited double-digit proprietary growth.
           - Within our proprietary business, billed business outside the U.S. reflected 11% growth in consumer and small business spending, as well as 17% growth in Corporate Services volumes.
           - Spending per proprietary basic card in force outside the U.S.
             rose 9%.
           - Worldwide airline volumes, which represented approximately
             12% of total volumes during the year, increased 14% on 6% growth in transactions and an 8% increase in the average airline charge.

o CARDMEMBER LENDING FINANCE CHARGE REVENUE, NET OF INTEREST: Increased 34% on 29% growth in average worldwide lending balances on an owned basis and a higher portfolio yield.

  - Annualized net finance charge revenue as a percentage of average loans in the worldwide owned portfolio was 9.5% in 2006 versus 9.1% in 2005. The increase versus last year reflects a lower proportion of the U.S. portfolio on promotional rates and increased finance charge rates, which were partially offset by the reduction in finance charge revenues related to cardmember completion of consumer debt repayment programs, in addition to rising funding costs.
  - Cardmember lending finance charge revenue is net of related interest of $1.2B and $868MM in 2006 and 2005, respectively.

o NET CARD FEES: Decreased 2% as the benefit of card growth was offset by the reclassification of certain card acquisition-related costs, beginning prospectively July 1, 2006, from other operating expense to a reduction in net card fees. The reclassification had no effect on net income and is not included in the average fee per card calculation. The average annual fee per proprietary card in force was $35 in 2006 versus $35 in 2005.

o TRAVEL COMMISSIONS AND FEES: Were unchanged versus last year reflecting a 6% increase in travel sales, a moderately reduced level of transactions and lower average revenue per transaction, due in part to the ongoing transition to online booking.

o OTHER COMMISSIONS AND FEES: Increased 8% primarily due to higher card-related assessment and conversion revenues.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2006 OVERVIEW
                                 CONSOLIDATED

o SECURITIZATION INCOME, NET: Increased 18% as a higher trust portfolio yield, and a decrease in trust portfolio write-offs were partially offset by greater interest expense due to a higher coupon rate paid to certificate holders, a lower average securitization balance, and the impact of higher than anticipated Cardmember completion of consumer debt repayment programs and certain associated payment waivers. Securitization income, net represents the non-credit provision components of the gains from securitization activities within the USCS segment, impairment charges, if any, of the related interest-only strip, excess spread related to securitized loans, net finance charge revenue on retained interests in securitized loans, and servicing income, net of related discounts or fees. The average balance of cardmember securitizations was $20.4B in 2006, compared with $20.6B in 2005.

- Components of Securitization Income, Net:

                                                      Years Ended         Percentage
                                                      December 31,        Inc/(Dec)
                                                ----------------------  -------------
                                                   2006        2005
                                                   ----        ----
(millions)
   Excess spread*                                $1,055        $811         30%
   Servicing fees                                   407         412         (1)
   Gains on sales from securitizations**             27          37        (27)
                                                -------     -------
   Total securitization income                   $1,489      $1,260         18
                                                =======     =======

  * Excess spread is the net positive cash flow from interest and fee collections allocated to the investor's interests after deducting the interest, paid on investor certificates, credit losses, contractual servicing fees and other expenses.
 ** Excludes $83MM and ($104MM) in 2006 and $144MM and ($118MM) in 2005 of impact from cardmember loan sales and maturities, respectively, reflected in credit provision.

o OTHER INVESTMENT AND INTEREST INCOME, NET OF INTEREST: Increased 2% due to higher interest rates on a greater level of short-term investments.

- Other investment and interest income is net of related interest of $420MM and $321MM in 2006 and 2005, respectively.

o OTHER REVENUES: Increased 21% primarily due to the aforementioned gain in the Travelers Cheque and Gift Card investment portfolio, as well as fees associated with transition services agreements with Ameriprise Financial, Inc. and higher network partner-related fees.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 12%, reflecting greater rewards costs and higher marketing and promotion expenses.

o HUMAN RESOURCES EXPENSE: Increased 5% due to merit increases and larger benefit-related costs, partially offset by a relatively flat level of employees and lower severance-related costs versus last year.

o PROVISIONS FOR LOSSES AND BENEFITS: Increased 11% as the lending and the investment certificate and other provision growth of 20% and 37%, respectively, was partially offset by a 10% decline in the charge card provision. The increase in the lending provision was driven by increased loan volumes globally and higher loss rates outside the U.S., primarily in Taiwan, partially offset by the favorable impact of lower bankruptcy-related charge offs and strong credit quality in the U.S., and lower than expected costs related to Hurricane Katrina losses that were provided for last year. The investment certificate and other provision rose due to higher interest rates on larger investment certificate balances and increased merchant-related reserves. Compared to last year, the charge provision declined reflecting the lower loss rate, lower than expected costs for Hurricane Katrina losses that were provided for last year, and improved results from collection activities.

  - CREDIT QUALITY:
    -- The charge card net loss ratio was 0.24% versus 0.26% last year.*
    -- The lending net write-off rate for 2006 was 3.7% versus 4.1% for 2005.**

     * There are no off-balance sheet charge card securitizations. Therefore, "Owned basis" and "Managed Basis" credit quality statistics for the charge card portfolio are the same.
     ** All lending statistics are presented here on a GAAP or "Owned Basis".
        "Managed Basis" credit quality statistics are available in the Fourth Quarter/Full Year 2006 Earnings Release on the Consolidated Selected Statistical Information pages. Credit trends are generally consistent under both reporting methods.

o PROFESSIONAL SERVICES EXPENSE: Rose 17% reflecting higher technology service fees, greater business and service-related volumes, and increased credit and collection costs.

o OCCUPANCY AND EQUIPMENT EXPENSE: Rose 4% due to costs associated with higher business and service-related volumes.

o INTEREST EXPENSE: Rose 34% due to a higher effective cost of funds and greater receivable balances.

o COMMUNICATIONS EXPENSE:  Declined 2%.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2006 OVERVIEW
                                 CONSOLIDATED

o OTHER EXPENSE: Decreased 1% due to the 2006 reclassification of certain card acquisition-related costs as discussed previously and the gains on the sales of our stake in EAB in 1Q '06, our operations in Brazil in 2Q
  '06 and in Malaysia and Indonesia in 3Q '06. The decrease was partially offset by the 9/11 related insurance settlement in 2Q '05 and higher volume and technology-related costs throughout 2006.



                               CORPORATE & OTHER

Net expense was $212MM in 2006 compared with net expense of $67MM in 2005. The 2006 expense reflects the $17MM ($11MM after-tax) of reengineering costs. 2005 reflects $159MM of the tax benefits previously discussed, a $112MM ($73MM after-tax) benefit related to the settlement of an insurance claim associated with September 11, 2001, $105MM ($68MM after-tax) of reengineering costs and $11MM after-tax of spin-off related expenses.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2006 OVERVIEW
                              U.S. CARD SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)

(Preliminary)

                                                                     Years Ended                  Percentage
(millions)                                                           December 31,                 Inc/(Dec)
                                                             ----------------------------        ------------
                                                                 2006               2005
                                                                 ----               ----
Net Revenues:
   Discount revenue, net card fees and other                   $9,989             $8,926              12%
   Cardmember Lending:
     Finance charge revenue                                     3,434              2,408              43
     Interest expense                                             957                616              55
                                                              -------            -------
        Net finance charge revenue                              2,477              1,792              38
    Securitization income, net                                  1,489              1,260              18
                                                              -------            -------
            Total                                              13,955             11,978              17
                                                              =======            =======

Expenses:
   Marketing, promotion, rewards and cardmember
   services                                                     4,509              3,911              15
   Provision for losses                                         1,630              1,676              (3)
   Human resources and other operating expenses                 4,511              3,820              18
                                                              -------            -------
            Total                                              10,650              9,407              13
                                                              -------            -------
Pretax segment income                                           3,305              2,571              29
Income tax provision                                            1,028                755              36
                                                              -------            -------
Segment income                                                 $2,277             $1,816              25
                                                              =======            =======

                                                                     Years Ended                  Percentage
STATISTICAL INFORMATION                                              December 31,                 Inc/(Dec)
                                                             ----------------------------        ------------
                                                                 2006                2005
                                                                 ----                ----
Card billed business (billions)                                $333.4             $292.8              14%
Average basic cardmember spending*                            $11,521            $10,996               5

  * Proprietary cards only.

o BILLED BUSINESS: The 14% increase in billed business reflected a 5% increase in spending per proprietary basic card and 9% growth in basic cards in force.
  - Within the U.S. consumer business, billed business grew 13%; small business volumes rose 16%.

P&L DISCUSSION:

o NET INCOME: Increased 25% as net revenues increased 17% and expenses increased 13%.

  - 2006 included:
    -- $68MM ($42MM after-tax) of gains in 4Q `06 related to the Travelers
       Cheque and Gift Card investment portfolio rebalancing;
    -- A $106MM ($69MM after-tax) charge in 1Q `06 related to a higher redemption rate estimate within the U.S. Membership Rewards reserve;
    -- A $72MM ($47MM after-tax) net reduction in 1Q '06 in finance charge revenues related to higher than anticipated cardmember completion of consumer debt repayment programs and certain associated payment waivers;
    -- $35MM ($23MM after-tax) of charges related to reengineering activities primarily within our Travelers Cheque business and our operations area; and
    -- A favorable impact from lower early credit write-offs, primarily related to last year's bankruptcy legislation, and lower than expected costs related to Hurricane Katrina.

- PRE-TAX MARGIN: Was 23.7% in 2006 versus 21.5% in 2005.

- EFFECTIVE TAX RATE: Was 31% in 2006 compared to 29% in 2005. 2005 included a 4Q `05 state tax benefit of $29MM.

o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: Increased 12%, largely due to higher billed business volumes.

o NET FINANCE CHARGE REVENUE: Increased 38% on 31% growth in average owned lending balances and a higher net portfolio yield, partially offset by the impact of higher than anticipated cardmember completion of consumer debt repayment programs and associated payment waivers during 1Q '06.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2006 OVERVIEW
                              U.S. CARD SERVICES

- Annualized net finance charge revenue as a percentage of average loans was 9.0% in 2006 versus 8.5% in 2005.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Rose 15% due to higher rewards costs, which reflect volume growth and the 1Q' 06 charge related to a higher ultimate redemption rate estimate within the Membership Rewards reserve, and increased marketing and promotion costs.

o PROVISION FOR LOSSES: Decreased 3% as the impact of strong volume and loan growth was more than offset by a comparatively lower level of bankruptcy-related charge offs and Katrina-related reserves versus last year, improved collections and continued strong credit quality.
  - CREDIT QUALITY:
    -- The charge card net loss ratio was 0.28% versus 0.30% last year.*
    -- The lending net write-off rate for 2006 was 3.0% versus 3.9% for 2005.**

  * There are no off-balance sheet charge card securitizations. Therefore, "Owned basis" and "Managed Basis" credit quality statistics for the charge card portfolio are the same.
 ** All lending statistics are presented here on a GAAP or "Owned Basis".
   "Managed Basis" credit quality statistics are presented on page 24.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 18% due to higher interest expense, greater professional services expenses, increased human resources expenses, higher technology service fees, and generally higher volume-related and business-building expenses.

MANAGED BASIS

For a discussion of the managed basis presentation, please see page 12 of this document.

The following information reconciles the GAAP basis presentation for certain USCS income statement line items to the managed basis presentation, where different:

                                                               Years Ended           Percentage
                                                               December 31,          Inc/(Dec)
                                                          ----------------------  -----------------
(millions)                                                 2006          2005
                                                           ----          ----
     o DISCOUNT REVENUE, NET CARD FEES AND OTHER:
        Reported for the period (GAAP)                   $9,989        $8,926           12%
        Securitization adjustments                          199           210
        Tax adjustments                                     217           226
                                                        -------        ------
        Managed discount revenue, net card fees
        and other                                       $10,405        $9,362            11
                                                        =======        ======

     o NET FINANCE CHARGE REVENUE:
        Reported for the period (GAAP)                   $2,477        $1,792            38
        Securitization adjustments                        1,880         1,953
                                                        -------        ------
        Managed net finance charge revenue               $4,357        $3,745            16
                                                        =======        ======

     o SECURITIZATION INCOME, NET:
        Reported for the period (GAAP)                   $1,489        $1,260            18
        Securitization adjustments                       (1,489)       (1,260)
                                                        -------        ------
        Managed securitization income, net                 $  -          $  -             -
                                                        =======        ======

     o PROVISION FOR LOSSES:
        Reported for the period (GAAP)                   $1,630        $1,676            (3)
        Securitization adjustments                          550           924
                                                        -------        ------
        Managed provision for losses                     $2,180        $2,600           (16)
                                                        =======        ======

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2006 OVERVIEW
                              U.S. CARD SERVICES


MANAGED P&L DISCUSSION

o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: Increased 11%, largely due to higher billed business volumes.

o NET FINANCE CHARGE REVENUE: Increased 16% on 16% growth in average managed lending balances and a higher net portfolio yield, partially offset by costs related to the higher than anticipated cardmember completion of consumer debt repayment programs and associated payment waivers.
  - Annualized net finance charge revenue as a percentage of average loans was 9.1% in 2006 versus 9.0% in 2005.

o PROVISION FOR LOSSES: Declined 16% as the impact of strong volume and loan growth were more than offset by the comparatively lower level of bankruptcy-related charge offs and Katrina-related reserves versus last year, as well as improved collections and continued strong credit quality.
- CARDMEMBER LENDING: *
  -- The lending net write-off rate for 2006 was 2.9% versus 4.1% for 2005.

  * Managed basis presentation. There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis" as presented on page 23.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2006 OVERVIEW
                INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)

(Preliminary)
                                                                      Years Ended             Percentage
                                                                      December 31,            Inc/(Dec)
                                                              ----------------------------   --------------
(millions)                                                          2006           2005
                                                                    ----           ----
Net Revenues:
   Discount revenue, net card fees and other                      $8,656         $8,221           5%
   Cardmember Lending:
     Finance charge revenue                                        1,240          1,035          20
     Interest expense                                                432            351          23
                                                                  ------         ------
       Net finance charge revenue                                    808            684          18
                                                                  ------         ------
         Total                                                     9,464          8,905           6
                                                                  ------         ------
Expenses:
   Marketing, promotion, rewards and cardmember services           1,429          1,269          13
   Provision for losses and benefits                               1,358          1,023          33
   Human resources and other operating expenses                    5,529          5,520           -
                                                                  ------         ------
         Total                                                     8,316          7,812           6
                                                                  ------         ------
Pretax segment income                                              1,148          1,093           5
Income tax provision                                                 263            194          36
                                                                  ------         ------
Segment income                                                      $885           $899          (2)
                                                                  ======         ======

STATISTICAL INFORMATION                                               Years Ended             Percentage
                                                                      December 31,            Inc/(Dec)
                                                              ----------------------------   --------------
                                                                    2006           2005
                                                                    ----           ----
Card billed business (billions)                                   $193.1          $168.5          15%
Average basic cardmember spending*                               $10,681          $9,641          11

 * Proprietary cards only.

o BILLED BUSINESS: The 15% increase in billed business reflects an 11% increase in spending per proprietary basic card and a 1% decline in basic cards in force after the transfer of cards in Brazil, Malaysia and Indonesia to GNMS as previously discussed.
  -- Adjusting for the impacts of foreign exchange translation, and the sales of our operations in Brazil, Malaysia and Indonesia, billed business and spending per proprietary basic card in force increased 15% and 9%, respectively, and all of AXP's major geographic regions experienced double digit growth.
     - International consumer and small business spending rose 13%; global corporate spending rose 16%.

P&L DISCUSSION

o NET INCOME: Decreased 2% versus last year as revenues and expenses both rose by 6%.

  - 2006 included:
    -- $152MM ($133MM after-tax) of gains related to the completion of the sale of our card and related operations in Brazil in 2Q'06 and in Malaysia and Indonesia in 3Q'06;
    -- An $88MM ($40MM after-tax) gain related to the completion of the sale of our stake in EAB in 1Q '06;
    -- $68MM ($44MM after-tax) of charges related to a higher redemption rate estimate within the Membership Rewards reserves in 1Q '06 and 2Q '06; and -- A higher provision for credit losses in Taiwan due primarily to the impact of industry-wide credit issues within the market.

  - 2006 and 2005 also included $94MM ($61MM after-tax) and $168MM ($109MM after-tax), respectively, of reengineering costs primarily related to restructuring efforts in the Corporate Travel business and international operations area.

- PRE-TAX MARGIN:  Was 12.1% in 2006 versus 12.3% in 2005.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2006 OVERVIEW
                INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES

- EFFECTIVE TAX RATE: Was 23% in 2006 versus 18% in 2005. 2006 included a number of items previously discussed during the year which collectively did not have a significant impact on the effective tax rate. The 2005 rate reflects tax benefits of $33MM resulting from the resolution of IRS audits of previous years' tax returns.

o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: The increase of 5% versus 2005 reflects the higher level of card spending, which was partially offset by a decrease in net card fees due to the reclassification of certain card acquisition-related costs referenced previously. Growth was also suppressed by the difficult corporate travel environment, increased incentives for corporate clients associated with growth in corporate volumes, and the impact of the sales of card-related operations in Brazil, Malaysia and Indonesia.

o NET FINANCE CHARGE REVENUE: Increased 18% as 20% growth in average lending balances was partially offset by a lower net yield.

  - Annualized net finance charge revenue as a percent of average loans was 9.1% in 2006 versus 9.3% in 2005.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 13%, due to greater rewards costs, reflecting volume growth and the higher Membership Rewards ultimate redemption rate estimate adjustment previously discussed, partially offset by a moderate reduction in marketing and promotion costs.

o PROVISION FOR LOSSES AND BENEFITS: Increased 33% principally due to higher interest rates on investment certificate balances and strong volume and loan growth, as well as a higher level of charge offs primarily related to industry-wide credit issues in Taiwan.

  - CREDIT QUALITY:*
    -- The charge card net loss ratio was 0.18% versus 0.21% last year.
    -- The lending net write-off rate for 2006 was 5.9% versus 4.7% for 2005.

    * There are no off-balance sheet charge card and currently no off-balance sheet lending securitizations. Therefore, all credit quality statistics for the international charge card and lending portfolios are on an "Owned Basis".

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Were flat as higher interest, human resources, and professional services expenses were offset by the previously discussed reclassification of certain card acquisition-related costs and the gains on the sale of our stake in EAB as well as the sales of card operations in Brazil, Malaysia and Indonesia.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2006 OVERVIEW
                      GLOBAL NETWORK & MERCHANT SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP BASIS)

(Preliminary)
                                                       Years Ended                Percentage
                                                       December 31,                Inc/(Dec)
                                                  ----------------------------    --------------
(millions)                                            2006            2005
                                                      ----            ----
Net Revenues:
   Discount revenue, fees and other                 $3,161          $2,747           15%
                                                   -------         -------
Expenses:
   Marketing and promotion                             518             604          (14)
   Provision for losses                                 89              66           35
   Human resources and other operating expenses      1,366           1,195           14
                                                   -------         -------
     Total                                           1,973           1,865            6
                                                   -------         -------
Pretax segment income                                1,188             882           35
                                                   -------         -------
Income tax provision                                   409             309           32
                                                   -------         -------
Segment income                                        $779            $573           36
                                                   =======         =======

   STATISTICAL INFORMATION                             Years Ended                Percentage
                                                       December 31,               Inc/(Dec)
                                                -----------------------------     -------------
                                                      2006            2005
                                                      ----            ----
Global card billed business*(billions)              $561.5          $484.4           16%

Global Network Services:**
   Card billed business (billions)                   $35.4           $24.0           48%

  * Includes activities related to proprietary cards (including cash advances), cards issued under network partnerships, and certain insurance fees charged on proprietary cards.
 ** 2006 Card billed business and total cards in force include $2.8B of billed business associated with the transfer of 1.3MM proprietary cards in Brazil in 2Q '06 and 0.2MM proprietary cards in Malaysia and Indonesia during 3Q '06 from ICGCS to GNS.


P&L DISCUSSION

o NET INCOME: Increased 36% on 15% revenue growth and a 6% increase in expenses. 2006 included a $25MM ($22MM after-tax) gain related to the sale of our merchant-related operations in Brazil during 2Q '06, partially offset by an adjustment in amortization relating to an overseas joint venture. 2006 also included $8MM ($5MM after-tax) of reengineering costs, compared to $3MM ($2MM after-tax) in 2005.

  - PRE-TAX MARGIN:  Was 37.6% in 2006 versus 32.1% in 2005.

  - EFFECTIVE TAX RATE:  Was 34% in 2006 versus 35% in 2005.

o DISCOUNT REVENUE, FEES AND OTHER REVENUE: Increased 15% reflecting growth in merchant-related fees, primarily generated from the 16% increase in global card billed business, as well as higher network partner-related revenues.

o MARKETING AND PROMOTION EXPENSES: Decreased 14%, reflecting a reduction in brand-related advertising costs versus last year when the "My Life, My Card (SM)" campaign was in a particularly active phase.

o PROVISION FOR LOSSES: Increased 35%, due to higher merchant-related provisions.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 14% reflecting higher business volumes, and greater salary, incentive and benefit costs, partially offset by a larger interest expense credit related to internal transfer pricing which recognizes the merchant services' accounts payable-related funding benefit. The increase also reflected an adjustment in amortization of an intangible asset relating to an overseas joint venture, partially offset by the merchant-related Brazil gain.

               INFORMATION RELATED TO FORWARD LOOKING STATEMENTS

This release includes forward-looking statements, which are subject to risks and uncertainties. The words "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely," and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the Company's ability to generate sufficient revenue growth and achieve sufficient margins, fluctuations in the capital required to support its businesses, the mix of the Company's financings, and fluctuations in the level of the Company's shareholders' equity; the Company's ability to grow its business and meet or exceed its return on shareholders' equity target by reinvesting approximately 35 percent of annually-generated capital, and returning approximately 65 percent of such capital to shareholders, over time, which will depend on the Company's ability to manage its capital needs and the effect of business mix, acquisitions and rating agency requirements; consumer and business spending on the Company's credit and charge card products and Travelers Cheques and other prepaid products and growth in card lending balances, which depend in part on the ability to issue new and enhanced card and prepaid products, services and rewards programs, and increase revenues from such products, attract new cardmembers, reduce cardmember attrition, capture a greater share of existing cardmembers' spending, sustain premium discount rates on its card products in light of regulatory and market pressures, increase merchant coverage, retain cardmembers after low introductory lending rates have expired, and expand the Global Network Services business; the success of the Global Network Services business in partnering with banks in the United States, which will depend in part on the extent to which such business further enhances the Company's brand, allows the Company to leverage its significant processing scale, expands merchant coverage of the network, provides Global Network Services' bank partners in the United States the benefits of greater cardmember loyalty and higher spend per customer, and merchant benefits such as greater transaction volume and additional higher spending customers; fluctuations in interest rates, which impact the Company's borrowing costs and return on lending products; the continuation of favorable trends, including increased travel and entertainment spending, and the overall level of consumer confidence; the costs and integration of acquisitions; the success, timeliness and financial impact (including costs, cost savings and other benefits including increased revenues), and beneficial effect on the Company's operating expense to revenue ratio, both in the short-term and over time, of reengineering initiatives being implemented or considered by the Company, including cost management, structural and strategic measures such as vendor, process, facilities and operations consolidation, outsourcing (including, among others, technologies operations), relocating certain functions to lower-cost overseas locations, moving internal and external functions to the Internet to save costs, and planned staff reductions relating to certain of such reengineering actions; the Company's ability to reinvest the benefits arising from such reengineering actions in its businesses; the ability to control and manage operating, infrastructure, advertising and promotion expenses as business expands or changes, including the ability to accurately estimate the provision for the cost of the Membership Rewards program; the Company's ability to manage credit risk related to consumer debt, business loans, merchant bankruptcies and other credit trends and the rate of bankruptcies, which can affect spending on card products, debt payments by individual and corporate customers and businesses that accept the Company's card products and returns on the Company's investment portfolios; bankruptcies, restructurings or similar events affecting the airline or any other industry representing a significant portion of the Company's billed business, including any potential negative effect on particular card products and services and billed business generally that could result from the actual or perceived weakness of key business partners in such industries; the triggering of obligations to make payments to certain co-brand partners, merchants, vendors and customers under contractual arrangements with such parties under certain circumstances; a downturn in the Company's businesses and/or negative changes in the Company's and its subsidiaries' credit ratings, which could result in contingent payments under contracts, decreased liquidity and higher borrowing costs; risks associated with the Company's agreements with Delta Air Lines to prepay $300 million for the future purchases of Delta SkyMiles rewards points; fluctuations in foreign currency exchange rates; accuracy of estimates for the fair value of the assets in the Company's investment portfolio and, in particular, those investments that are not readily marketable, including the valuation of the interest-only strip relating to the Company's lending securitizations; the potential negative effect on the Company's businesses and infrastructure, including information technology, of terrorist attacks, disasters or other catastrophic events in the future; political or economic instability in certain regions or countries, which could affect lending and other commercial activities, among other businesses, or restrictions on convertibility of certain currencies; changes in laws or government regulations; outcomes and costs associated with litigation and compliance and regulatory matters; and competitive pressures in all of the Company's major businesses. A further description of these and other risks and uncertainties can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and its other reports filed with the SEC.